                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                      MICRODYNE PEYTON STREET CORPORATION

                                      AND

                          GATEWAY COMMUNICATIONS, INC.





                              Dated June 14, 1994

                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made June 14, 1994 by and between Microdyne Peyton Street Corporation, a Virginia corporation ("Buyer") and a wholly owned subsidiary of Microdyne Corporation, a Maryland corporation, and Gateway Communications, Inc., a California corporation ("Seller").

                                    RECITALS

         Buyer desires to purchase, and Seller desires to sell, certain assets of Seller on the terms and conditions and for the consideration hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         1.1     DEFINITIONS.     The following terms, as used herein, have the
following meanings:

         "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia are authorized or required by Law to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

         "Closing" means the consummation of the transactions contemplated by this Agreement. The time and place of the Closing are set forth in Section 7.1.

         "Current Products" means all of the products described under the heading "Business -- Company Products" (other than the products described as "OEM" products under the heading "Business -- Company Products -- Other Products") in Item 1, Part I of Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993.

         "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         "Governmental Entity" means any Federal, state, local or foreign government, authority, agency, department, bureau, commission, court or other body, officer, instrumentality or entity, and any arbitrator with authority to bind a party at law.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Seller shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement or security interest relating to such asset.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including without limitation a Governmental Entity.

         "Tax" means any and all taxes, charges, fees, levies or assessments payable to any Governmental Entity including, without limitation, (a) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (b) customs duties, imposts, charges, levies or other similar assessments of any kind and (c) interest, penalties and additions to tax imposed with respect thereto.

         In addition, each of the following terms shall have the meaning set forth in the Section indicated below:

                 Term                                                Section
                 ----                                                -------
         Buyer                                              Preamble
         Competing Transaction                              Section 5.2
         Disclosure Schedule                                Article III Preamble
         Equipment                                          Section 2.1
         ERISA                                              Section 8.2
         Excluded Assets                                    Section 2.1
         Existing Products Intellectual
                 Property                                   Section 3.12
         Existing Products Software                         Section 3.13
         Expenses                                           Section 9.5
         Indemnified Party                                  Section 8.2
         Intellectual Property                              Section 2.1
         Inventory                                          Section 2.1
         Laws                                               Section 3.4
         Legal Action                                       Section 8.2





                                     -2-
                                                        Asset Purchase Agreement

         Proxy Statement                                    Section 5.14
         Purchase Price                                     Section 2.3
         Purchased Assets                                   Section 2.1
         Returns                                            Section 3.7
         Seller                                             Preamble
         Seller Agreements                                  Section 3.3
         Software                                           Section 2.1
         Steel Partners                                     Section 5.17
         Survival Date                                      Section 8.3
         Unaudited Financial Statements                     Section 3.6
         WNIM Agreement                                     Section 2.3


                                   ARTICLE II
                          PURCHASE AND SALE OF ASSETS

         2.1 PURCHASED ASSETS. At the Closing Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, for the consideration set forth in Section 2.3, all right, title and interest of Seller in and to the following assets, properties and rights (the "Purchased Assets"):

                 (a) except for those items designated in the Disclosure Schedule as "Excluded Assets" (the "Excluded Assets"), all of Seller's machinery, equipment, furniture, tools, supplies and other tangible personal property (other than Inventory and the property described in Sections 2.1(e) and 2.1(f)) wherever located (the "Equipment");

                 (b) all of Seller's raw materials, work-in-process and finished goods inventories (including, without limitation, all Seller merchandise sold either by Seller or pursuant to the WNIM Agreement and returned after May 13, 1994 (including, without limitation, such merchandise returned after the Closing) which is not sold pursuant to the WNIM Agreement), supplies, stores and spare parts, wherever located (the "Inventory") as of the Closing;

                 (c) all of Seller's trade names, trademarks and service marks, patents and patent rights (if any), copyrights, whether domestic or foreign (as well as any applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, schematic drawings, designs, technologies, methods, formulations, know-how and other industrial and intellectual property rights, and all enhancements and improvements, whether existing or under development including, without limitation, all such intellectual property contained in or whose use is necessary in connection with the Current Products (the "Intellectual Property");

                 (d) all of Seller's software, software modules and components, enhancements, modifications, program interfaces,





                                      -3-
                                                        Asset Purchase Agreement
current and archival versions of patches and bug fixes, flow charts, input/output formats, drawings, specifications, user's manuals and technical and other documentation, instructions, designs, data and algorithms, whether in electronic, optical, magnetic, microfiche, hard copy or other form (including, without limitation, encrypted on microchips), and all object code, microcode and source code used, licensed (as licensor) or sold by Seller, other than "MS DOS" and "Cosessions" (the "Software");

                 (e) all books and records (or true and complete copies thereof), including computerized records and any associated software and documentation, relating to the Purchased Assets including, without limitation, books and records relating to or containing production data, manufacturing and quality control information, engineering changes, sales or marketing information, and customer lists and information, but excluding Seller's corporate minute books and stock records; and

                 (f) all of Seller's shipping materials, catalogues, brochures, art work, photographs and advertising materials.

         Except for the Purchased Assets, Buyer shall not purchase and Seller shall not sell any other assets, properties or rights of Seller.

         2.2 NO ASSUMED LIABILITIES. Buyer does not and shall not assume, be bound by or be responsible for any liabilities or obligations of Seller of any kind or nature, whether accrued, absolute, contingent, matured, determinable, known, unknown or otherwise.

         2.3 PURCHASE PRICE. The purchase price is based on $2,050,000 in inventory (which includes a reserve of $650,000) and a tangible fixed asset net book value of $450,000. At Closing, Buyer shall pay to Seller the sum of $2,000,000 (the "Purchase Price"), less all amounts paid by Buyer to Seller pursuant to that certain WNIM Purchase Agreement dated June 14, 1994 between Buyer and Seller (the "WNIM Agreement"). All payments shall be made by wire transfer to an account designated in writing by the Seller.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule previously delivered to Buyer by Seller (the "Disclosure Schedule"), which Disclosure Schedule contains, with respect to each matter disclosed therein, a specific reference to the Section of this Agreement to which such matter relates, Seller represents and warrants to Buyer that:





                                      -4-
                                                        Asset Purchase Agreement

         3.1 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has corporate power and authority to own all of its properties and assets.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has corporate power and authority (except to the extent Seller has not obtained approval of the transactions contemplated hereby by the shareholders of Seller as required by the California General Corporation Law) to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Seller of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Seller (other than approval of the transactions contemplated hereby by the shareholders of Seller as required by the California General Corporation Law) and no other corporate proceedings on the part of Seller will be necessary with respect hereto. Assuming that Buyer has duly authorized the execution and delivery of this Agreement, and upon approval of this Agreement by the shareholders of Seller, this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms except as the same may be limited by
(a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) general principles of equity, whether considered in a proceeding in equity or at law.

         3.3 CONSENTS AND APPROVALS. There is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Governmental Entity as a condition to the execution and delivery by Seller of this Agreement or the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any agreement filed or required to be filed by Seller as an exhibit to Seller's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1993 or any subsequent report required to be filed by Seller under the Securities Exchange Act of 1934 (a "Seller Agreement") consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

         3.4 NON-CONTRAVENTION. The execution and delivery by Seller of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any





                                      -5-
                                                        Asset Purchase Agreement

Lien upon any of the Purchased Assets under any of the terms, conditions or provisions of (a) the Articles of Incorporation or Bylaws of Seller, (b) any Seller Agreement or any other note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which any of the Purchased Assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained by Seller prior to the Closing or the obtaining of which has been waived by Buyer, or (c) any order, writ, judgment, injunction, decree, citation, award, ruling, law, statute, rule or regulation (individually a "Law" and collectively, "Laws") applicable to Seller or any of the Purchased Assets. The execution and delivery of this Agreement, and the execution, delivery and performance of the WNIM Agreement, by Seller or Buyer, or both, does not give rise to any rights on the part of any shareholder of Seller pursuant to Seller's shareholder rights plan.

         3.5 COMPLIANCE WITH LAWS. To Seller's knowledge, Seller has operated in compliance in all material respects with all applicable Laws including, without limitation, those related to antitrust and trade matters, civil rights, public health and safety, worker health and safety and labor and nondiscrimination. Seller has not received any written notice alleging non-compliance with any Law, which noncompliance could have a material adverse effect on the Purchased Assets or the ability of Seller to consummate the transactions contemplated hereby.

         3.6 FINANCIAL STATEMENTS; BOOKS AND RECORDS. Seller has previously furnished Buyer with true and complete copies of (a) the audited consolidated financial statements of Seller for the years ending December 31, 1991, December 31, 1992 and December 31, 1993, including the notes thereto, together with the report on each such statements of Seller's auditors and (b) the unaudited financial statements for Seller for the calendar quarter ended March 31, 1994 and the portion of the fiscal year ended April 30, 1994 (the "Unaudited Financial Statements"). To Seller's knowledge, such financial statements are in accordance with and have been derived from the books and records of Seller, present fairly the financial position of Seller as of such dates and the results of its operations and cash flows for such periods and have been prepared in accordance with GAAP.

         3.7 TAX MATTERS. Seller has timely filed, or will file when due, all federal, state, foreign, county and local returns, declarations and reports and information returns and statements required to be filed or sent by or with respect to, any material Tax for any period ending on or before Closing (collectively, the "Returns"). As of the time of filing, the Returns correctly reflected (and, as to Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the





                                      -6-
                                                        Asset Purchase Agreement
income, business, assets, operations, activities and status of Seller or any other information required to be shown thereon and Seller has timely paid, to the extent due and payable, or made adequate reserve or provision for the payment of all Taxes that were due pursuant to such Returns or pursuant to assessments received by them) upon or relating to its properties, its employees, payroll, income and gross receipts, its ownership or use of any of its assets and any other aspect of its business, as shown on such Returns. No audit of any Return is currently pending or, to Seller's knowledge, threatened. There are no outstanding agreements by Seller for the extension of time for the filing of returns or assessment of any material Tax. Since December 31, 1993, Seller has not incurred any material fixed or contingent Tax liabilities other than in the ordinary course of business.

         3.8     LITIGATION.

                 (a) Seller has not received written notice of the filing or commencement of (including, without limitation, service of process with respect to) any actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to Seller's knowledge, threatened against or affecting Seller or which relate to or may affect the Purchased Assets, whether at law or in equity and whether civil or criminal in nature, before any Governmental Entity, nor are there any valid and binding judgments, decrees or orders of any Governmental Entity outstanding against or affecting Seller or which relate to or may affect the Purchased Assets, or which seek specifically to prevent, restrict or delay consummation of the transactions contemplated by, or fulfillment of any of the conditions of, this Agreement. There are no unsatisfied valid and binding judgments of record relating to or affecting the Purchased Assets.

                 (b) Seller has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other similar law of any jurisdiction.

         3.9     TITLE TO AND CONDITION OF PROPERTIES.

                 (a) Seller has, and will transfer to Buyer at Closing, good and marketable title to the Purchased Assets free and clear of any Liens. To Seller's knowledge, Seller has physical custody of the tangible personal property included in the Purchased Assets. The Disclosure Schedule contains a list of all material Equipment





                                      -7-
                                                        Asset Purchase Agreement
as of the most recent practicable date.

                 (b) To Seller's knowledge, the tangible personal property which is a part of the Purchased Assets (including, without limitation, the Equipment, but excluding Inventory) is in all material respects in good condition and repair, except with respect to ordinary wear and tear and has been properly maintained in all material respects in the ordinary course of business with routinely scheduled maintenance and is suitable for the uses for which intended.

         3.10 INSURANCE. The Seller has obtained policies of property, theft, fire, liability, workers' compensation, and other insurance policies customarily maintained in the business engaged in by Seller, and, to Seller's knowledge, such policies are in full force and effect and provide adequate coverage and protection to Seller for any liabilities, losses, costs and expenses from the date hereof through Closing.

         3.11 INVENTORY. The Disclosure Schedule sets forth a list of the Inventory as of May 13, 1994, which list is complete as of such date except for deviations having a book value not exceeding $50,000, and a list of locations of Inventory not located at Seller's office listed in Section 10.2. Except for Inventory having an aggregate book value not exceeding $750,000, the Inventory is, to Seller's knowledge, usable or saleable in the ordinary course of Seller's business as conducted in 1993. To Seller's knowledge, the Inventory is carried on the books of Seller at a valuation not in excess of the lower of cost or market determined in accordance with GAAP. As of Closing, the Inventory shall consist of (a) the Inventory described in the Disclosure Schedule as of May 13, 1994, plus (b) any returned merchandise received by Seller after May 13, 1994 and prior to Closing, less (c) any Inventory and returned Seller merchandise sold by Seller in the ordinary course of business after May 13, 1994 and prior to the date hereof, which Inventory has an aggregate net book value of less than $10,000, less (d) any Inventory and returned Seller merchandise bought by Buyer from Seller pursuant to the WNIM Agreement.

         3.12 INTELLECTUAL PROPERTY. Seller owns all of the Intellectual Property free and clear of any Liens. No Person has the right to sell, license or otherwise disclose the Intellectual Property contained in or whose use is necessary in connection with the Current Products other than Intellectual Property which is unique to products described in Seller's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1993 as scheduled to be made available in 1994 (the "Existing Products Intellectual Property") to any Person except pursuant to an agreement listed in the Disclosure Schedule and except pursuant to single use licenses (express or implied) granted by Seller to its customers. To





                                      -8-
                                                        Asset Purchase Agreement

Seller's knowledge, no third party is infringing upon the rights of Seller in the Existing Products Intellectual Property contained in or whose use is necessary in connection with the Current Products in any material respect, except that Seller has granted single use licenses (express or implied) to its customers. To Seller's knowledge, all registrations and certificates issued by any governmental agency relating to the Existing Products Intellectual Property contained in or whose use is necessary in connection with the Current Products are valid and subsisting in all material respects and have been properly maintained in all material respects.

         3.13  SOFTWARE.

                 (a)  [Reserved.]

                 (b) To Seller's knowledge, the released Software other than Software unique to products described in Seller's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1993 as scheduled to be made available in 1994 (the "Existing Products Software") contained in or whose use is necessary in connection with the Current Products performs in all material respects in accordance with the documentation and other written material used in connection with such Software and is free of defects in programming and operation in all material respects, is in machine-readable form, contains all current revisions of such Software and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to such Software.

                 (c) To Seller's knowledge, no employee of Seller is in material default under any term of any employment contract, agreement or arrangement relating to the Existing Products Software contained in or whose use is necessary in connection with the Current Products or noncompetition arrangement, or any other agreement or any restrictive covenant relating to such Software or its development or exploitation.

                 (d) All right, title and interest in and to the Software is owned by Seller, free and clear of all Liens, and no Person other than Seller has any interest in the Software including, without limitation, any security interest, license, contingent interest or otherwise, except pursuant to single use licenses granted by Seller to its customers. To Seller's knowledge, no event has occurred which would require the material release or disclosure of source code relating to any Existing Products Software contained in or whose use is necessary in connection with the Current Products pursuant to the terms of any escrow agreement. To Seller's knowledge, Seller's development, use, sale or exploitation of the Existing Products Software contained in or whose use is necessary in connection with the Current Products does





                                      -9-
                                                        Asset Purchase Agreement
not violate any material rights of any other Person. To Seller's knowledge, Seller does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Existing Products Software contained in or whose use is necessary in connection with the Current Products nor has Seller granted to any Person other than the Persons listed in the Disclosure Schedule any license, option or other rights to develop, use, sell or exploit in any manner the Existing Products Software contained in or whose use is necessary in connection with the Current Products, whether requiring the payment of royalties or not, except that Seller has granted single use licenses to its customers.

                 (e) To Seller's knowledge, Seller has kept secret and has not made any material disclosure of the source code for the Existing Products Software contained in or whose use is necessary in connection with the Current Products to any Person other than certain employees and subcontractors of Seller who are subject to the terms of a binding confidentiality agreement with respect thereto.

         3.14 FINDERS. No broker, finder or investment banker, other than Houlihan, Lokey, Howard & Zukin Capital is entitled to any fee or commission from Seller for services rendered on behalf of Seller in connection with the transactions contemplated by this Agreement. Seller shall be solely responsible for any fees or commission payable to Houlihan, Lokey, Howard & Zukin Capital.

         3.15 FULL DISCLOSURE. None of the representations and warranties of Seller made in this Agreement, the Disclosure Schedule, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or, to Seller's knowledge, omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         4.1 ORGANIZATION; QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has corporate power and authority to own all of its properties and assets and carry on its business as proposed to be conducted.

         4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.





                                      -10-
                                                        Asset Purchase Agreement

The execution and delivery by Buyer of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer will be necessary with respect hereto. Assuming that Seller has duly authorized the execution and delivery of this Agreement, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as the same may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (b) general principles of equity, whether considered in a proceeding in equity or at law.

         4.3 CONSENTS AND APPROVALS. There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Governmental Entity as a condition to the execution and delivery by Buyer of the Agreement or the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any agreement to which Buyer is a party consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

         4.4 NON-CONTRAVENTION. The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of Buyer under any of the terms, conditions or provisions of (a) the Articles of Incorporation or Bylaws of Buyer, (b) any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Buyer is a party or to which Buyer or any of its assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained by Buyer prior to the Closing or the obtaining of which has been waived by Seller, or (c) any Law applicable to Buyer or any of its assets.

         4.5 FINDERS. No broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with the transactions contemplated by this Agreement.





                                      -11-
                                                        Asset Purchase Agreement

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

         5.1 AFFIRMATIVE COVENANTS. Seller covenants and agrees that, except as set forth in the Disclosure Schedule, prior to the Closing, it shall:

                 (a) comply in all material respects with all Laws applicable to it or its business;

                 (b) cause its management to confer with Buyer's management on a regular and frequent basis on such matters relating to the Purchased Assets and the transactions contemplated hereby and by the WNIM Agreement as Buyer reasonably deems appropriate; and

                 (c) promptly notify Buyer of any event occurring after the date of execution of this Agreement which causes or is reasonably expected to cause any representation or warranty contained in this Agreement to be incorrect or incomplete or adversely affect its ability to perform any of its covenants and agreements hereunder, and will keep Buyer fully informed of developments with respect to such events and afford Buyer's representatives access to all materials in its possession relating thereto; provided, however, that the delivery of any notice pursuant to this Section 5.1(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.2 NEGATIVE COVENANTS. Seller covenants and agrees that, prior to the Closing, it shall not do any of the following:

                 (a) except as contemplated by the WNIM Agreement, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets (other than Excluded Assets, which Seller may dispose of in its sole discretion), including the disposition of assets held for resale or lease in the ordinary course of business, or take any action not prohibited in this Agreement which is outside of Seller's ordinary course of business;

                 (b) release any third party from its obligations under any confidentiality agreement;

                 (c) change any of its methods of accounting or maintain its books and records other than in the usual, regular and ordinary manner;

                 (d)  create any Lien on any Purchased Assets;





                                      -12-
                                                        Asset Purchase Agreement

                 (e) modify, change, terminate or waive any material right under, or breach any material term of, any Seller Agreement, in a manner that would have any adverse effect on the Purchased Assets or the right or power of Seller to consummate the transactions contemplated hereby;

                 (f) sell, license or otherwise disclose the Software to any Person, other than pursuant to agreements entered into prior to the date of execution of this Agreement and listed in the Disclosure Schedule;

                 (g)  agree in writing or otherwise to do any of the foregoing;

                 (h) take any action (other than actions relating to or arising from the cessation of Seller's operations in May, 1994) that could reasonably be expected to cause a loss of the goodwill of its customers or others having business relations with it; or

                 (i) directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such a Competing Transaction, or agree to or endorse any such Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action. Seller shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all relevant details of all such inquiries and proposals received by it or by any such officer, director, employee, investment banker, financial advisor, attorney or accountant relating to any such matters. If such inquiry or proposal is in writing, the party receiving such inquiry or proposal shall deliver or cause to be delivered to Buyer a copy of such inquiry or proposal. For purposes of this Agreement, "Competing Transaction" means (i) any merger, consolidation, share exchange, business combination or other similar transaction involving Buyer, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Buyer, in a single transaction or series of transactions or (iii) Buyer entering into any agreement to engage in any of the foregoing. Nothing contained in this subsection (i) shall prohibit the Board of Directors of Seller from (x) furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide proposal in writing by such Person, which is not subject to any material contingencies as to financing, to acquire Seller pursuant to a merger,





                                      -13-
                                                        Asset Purchase Agreement
consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or to acquire all or substantially all of the assets of Seller, if, and only to the extent that (A) the Board of Directors of Seller, after consultation with and based upon the advice of independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of Seller to comply with its fiduciary duties to stockholders under applicable Law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person Seller (1) provides written notice to all other parties hereto to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person and (2) receives from such Person an executed confidentiality agreement on terms no less favorable to the party furnishing information than those contained in the Confidentiality Agreement between Seller and Buyer, or (y) complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a tender or exchange offer or (z) failing to make or withdrawing or modifying its recommendation referred to in Section 5.14 if there exists a Competing Transaction involving such party and the Board of Directors of such party, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of such party to comply with its fiduciary duties to stockholders under applicable Law.

         5.3 INVESTIGATION OF BUSINESSES AND PROPERTIES. From and after the date hereof until the Closing, Seller will afford Buyer and its attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to its officers, employees, properties, contracts, books, records and customers. Seller will furnish Buyer with such financial, operating and additional data as Buyer may reasonably request concerning its operations, properties and personnel.

         5.4 TAXES AND RECORDING FEES. All sales taxes incurred in connection with this Agreement and the transactions contemplated by this Agreement will be borne by Buyer. All other transfer taxes and fees, if any, incurred in connection with this Agreement and the transactions contemplated by this Agreement will be borne by the party obligated by law to pay such expense, or in lieu of such obligation, by the Seller and Buyer equally. Buyer will file all necessary tax returns and other documents required to be filed with respect to all such taxes and filing fees. Seller will cooperate with Buyer to the extent necessary to enable it to make such filings and join in the execution of any tax returns or other documents as may be necessary to enable Buyer to comply with the provisions of this Section.





                                      -14-
                                                        Asset Purchase Agreement

         5.5 PRORATION OF PAYMENTS. Any personal property taxes and other similar payment obligations shall be prorated between the parties hereto on the basis of the actual number of days applicable to pre-Closing and post-Closing use.

         5.6 ALLOCATION OF PURCHASE PRICE. Seller and Buyer agree that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.

         5.7 BULK SALES LAWS. Seller will indemnify and hold harmless Buyer from and against any and all claims made by creditors of Seller relating to provisions of the "bulk sales laws" of any state or other jurisdiction which may be applicable to the transactions contemplated by this Agreement and from all costs (including reasonable attorney's fees) incurred in the defense of any claims made under such laws.

         5.8 MATERIALS RECEIVED AFTER CLOSING. Following the Closing Seller promptly shall deliver to Buyer all mail, telegrams and other communications it receives relating to the Purchased Assets.

         5.9 PUBLIC ANNOUNCEMENTS. The parties will consult with one another before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement without the written consent of the other; provided, however, that Buyer or Seller may make such disclosure as it determines, in its sole discretion, is required by law or by the National Association of Securities Dealers.

         5.10 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated by this Agreement including, without limitation, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with the provisions of this Section.

         5.11 FURTHER ASSURANCES. Seller shall, at the request of Buyer will, at or after the Closing, without further consideration and at Buyer's expense, promptly execute and deliver such additional documents as Buyer may reasonably deem necessary or desirable in order to consummate more effectively the transactions





                                      -15-
                                                        Asset Purchase Agreement
contemplated by this Agreement and to vest in Buyer title to the Purchased Assets free and clear of any Liens.

         5.12    NONCOMPETITION COVENANTS.

                 (a) For a period of three years after the Closing Seller shall not, directly or indirectly, own, manage, operate or control or participate in the ownership, management, operation or control of any business, regardless of legal form, engaged in the design, manufacture, distribution, marketing or sale of products substantially similar to the product lines that are part of the Purchased Assets.

                 (b) Seller shall not sell, license or otherwise disclose to any Person the customer lists for the product lines that are part of the Purchased Assets.

                 (c) Seller acknowledges and agrees that the remedy at law for any breach of this Section 5.12 will be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event the provisions of this Section 5.12 are deemed to exceed the limitation provided by applicable law, the parties agree that such provisions shall be reformed to set forth the maximum limitations permitted. In the event Seller breaches any provision of this Section 5.12 or acts or fails to act in any manner which causes Buyer to seek judicial relief or a judicial remedy and Buyer is the prevailing party (in whole or in part), Buyer shall be entitled to the payment upon demand of all costs, including reasonable legal fees and expenses, from Seller.

         5.13 USE OF "GATEWAY" NAME. Seller hereby grants to Buyer, effective as of Closing, a royalty-free and perpetual license to use the name "Gateway" in connection with the marketing and sale of products previously marketed or sold by Seller; provided, however, that Buyer shall not have the right to use the "Gateway" name with respect to stationery, checks, contracts, purchase orders, product labels, service identifications, customer agreements and other business forms which could result in a legal commitment of Seller or any of its Affiliates, unless Buyer sticks Buyer's name over the "Gateway" designation or uses another comparable method it may select to negate the suggestion of affiliation between Buyer and Seller or otherwise eliminate the possibility of confusion of source.

         5.14    SELLER SHAREHOLDER VOTE.

                 (a) Seller shall call and hold a meeting of its shareholders (the "Shareholders' Meeting") as promptly as practicable after the date hereof for the purpose of voting upon





                                      -16-
                                                        Asset Purchase Agreement
the approval of the transactions contemplated by this Agreement. Seller shall recommend that its shareholders vote in favor of, and shall use its best efforts to solicit from its shareholders proxies in favor of, the approval of the transactions contemplated by this Agreement, and shall take all action necessary or advisable to secure the vote or consent of stockholders required by the California General Corporation Law to obtain such approvals, unless otherwise necessary under the applicable fiduciary duties of the directors of Seller, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel).

                 (b) Buyer acknowledges that it has been informed that Seller will be preparing for filing with the SEC a proxy statement relating to the Shareholders' Meeting (such proxy statement, together with any supplements thereto, in each case in the form or forms mailed to Seller's shareholders, the "Proxy Statement"). The information included in the Proxy Statement shall not, at the date the Proxy Statement (or any supplement thereto) is first mailed to Seller's shareholders, at the time of the Shareholders' Meeting or at the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         5.15 RETURNED MERCHANDISE. Seller agrees, from and after the date hereof, to immediately notify Buyer of any inquiry, request, notification or other information it receives regarding the return or proposed return of Seller merchandise, and of the receipt of any returned merchandise. Following receipt of notice of any such inquiry, request, notice, other information or merchandise, Buyer shall use its best efforts to determine whether the Person making such inquiry, request or notice, or having returned such merchandise, is entitled pursuant to its agreements with Seller to make such return and, if it determines that such return is permitted may proceed to give notice of acceptance of such return on behalf of Seller. The determination of Buyer that a return is permitted and the giving of notice thereof shall be final and binding, and Buyer shall have no liability with respect to any such determination other than for Buyer's gross negligence or willful misconduct. Seller shall immediately deliver to Buyer any returned merchandise.

         5.16 SHAREHOLDER RIGHTS PLAN. Seller shall take any and all actions necessary to assure that the consummation of the transactions contemplated hereby by Seller or Buyer, or both, does not give rise to any rights on the part of any shareholder of Seller pursuant to Seller's shareholder rights plan.





                                      -17-
                                                        Asset Purchase Agreement

         5.17    SPECIAL COVENANTS OF SELLER.

                 (a)  Upon the signing hereof, Seller is delivering to Buyer
(i) written evidence of the agreement of Steel Partners II, L.P. ("Steel Partners") to vote in favor of the transactions contemplated by this Agreement and of Steel Partners' approval of the WNIM Agreement and (ii) an instrument pursuant to which Steel Partners waives any provision of any agreement between Seller and Steel Partners including, without limitation, Sections 9(v) and 9(vi), if applicable, of that certain letter agreement dated April 27, 1994, which gives Steel Partners any rights with respect to or upon the execution, delivery or performance by Seller, or limits or otherwise affects or relates to the execution, delivery or performance by Seller of this Agreement or the WNIM Agreement.

                 (b) Not later than the Closing, Seller shall secure the release and termination of all security interests held by Merrill Lynch Business Financial Services, Inc., or its successor or assignee, with respect to the Purchased Assets.

         5.18 SPECIAL COVENANT OF BUYER. Buyer shall use its best efforts to cause its employees, and the employees of Microdyne Corporation, not to encourage any of Seller's distributors to return Seller merchandise to Seller.

         5.19 CERTAIN RETURNS. In the event the fulfillment of a warranty obligation of Seller necessitates its purchase of a product from Buyer, Buyer shall sell such product to Seller at a price equal to (i) the net book value thereof if such product is part of the Inventory, or (ii) Buyer's actual cost of such product if not part of the Inventory.


                                   ARTICLE VI
                             CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                 (a) the transactions contemplated by this Agreement shall have been approved by the requisite vote of the shareholders of Seller;

                 (b) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which





                                      -18-
                                                        Asset Purchase Agreement
has the effect of making, nor shall any such Governmental Entity have commenced, or threatened to commence, any proceeding which, if adversely determined, would have the effect of making, the transactions contemplated by this Agreement illegal or otherwise materially restricting or prohibiting consummation of such transactions;

                 (c) there shall not be pending, any action or proceeding by or before any such court or governmental agency seeking to prohibit or delay or challenging the validity of any of the transactions contemplated by this Agreement; and

                 (d) all authorizations, consents, waivers, orders, notices or declarations required to be made, by Seller and Buyer prior to the consummation of the transactions contemplated by this Agreement shall have been obtained from, and made with, all required Governmental Entities.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to effect the transactions contemplated by this Agreement are also subject to the following conditions:

                 (a) each of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Buyer shall have received a certificate of the Chairman and Chief Executive Officer of Seller to such effect;

                 (b) Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Buyer shall have received a certificate of the Chairman and Chief Executive Officer of Seller to such effect;

                 (c) since the date of this Agreement, there shall have been no change, occurrence or circumstance (other than changes, occurrences or circumstances arising from the cessation of Seller's operations in May 1994) having a material adverse effect on the Purchased Assets, and Buyer shall have received a certificate of the Chairman and Chief Executive Officer of Seller to such effect;

                 (d) Buyer shall have received the opinion of counsel to Seller in form and substance reasonably satisfactory to Buyer;

                 (e) all security interests held by Merrill Lynch Business Financial Services, Inc., or its successor or assignee, with respect to the Purchased Assets shall have been terminated; and





                                      -19-
                                                        Asset Purchase Agreement

                 (f) the consummation of the transactions contemplated hereby will not have a material adverse effect upon or establish with respect to any Person other than Buyer material rights (except for such effects or rights as are described in the Disclosure Schedule with specific reference to this Section) with respect to the Purchased Assets under the terms of any employee benefit plan, program, arrangement and contract maintained or contributed to by Seller, or with respect to which it could incur liability under Section 4069, 4212(c) or 4204 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) any other fringe benefit, bonus, stock option, stock purchase, deferred compensation, supplemental retirement, post-retirement, severance, golden parachute, or insurance program or arrangement, and (iii) any other plan, program, policy, contract, commitment or arrangement providing benefits of economic value to any present or former employee, beneficiary, dependent or assignee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to effect the transactions contemplated by this Agreement are also subject to the following conditions:

                 (a) each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Seller shall have received a certificate of the President of Seller to such effect; and

                 (b) Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Seller shall have received a certificate of the President of Buyer to such effect.


                                  ARTICLE VII
                                    CLOSING

         7.1 TIME AND PLACE OF CLOSING. The closing (the "Closing") shall take place not later than 5:00 p.m. local time on the third Business Day after Seller's shareholders have approved this Agreement, at the offices of Buyer in Alexandria, Virginia or at such other earlier time, date and place as the parties shall agree. If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred





                                      -20-
                                                        Asset Purchase Agreement
simultaneously and become effective as of 12:01 a.m. on the date that the Closing takes place.

         7.2 DELIVERIES BY SELLER. At the Closing Seller shall deliver to Buyer such bills of sale and other documents required herein and such additional documents as Buyer may reasonably request (in form satisfactory to Buyer).

         7.3 DELIVERIES BY BUYER. At the Closing Buyer shall deliver to Seller the payment required by Section 2.3 and such additional documents as Seller may reasonably request (in form satisfactory to Seller).

         7.4 RISK OF LOSS. Risk of loss for the Purchased Assets shall remain with Seller until Closing, at which time it shall pass to Buyer.


                                  ARTICLE VIII
                                INDEMNIFICATION

         8.1 INDEMNIFICATION. Seller hereby indemnifies and holds Buyer, its Affiliates, directors, and officers, and the respective heirs, administrators, successors and assigns of each of the foregoing, harmless from any damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost or expense including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this Section, whether or not suit is brought or, if brought, whether or not such suit is successful, in whole or in part arising out of or relating to:

                 (a) any misrepresentation or breach of a representation or warranty made by Seller in this Agreement, the Disclosure Schedule, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Seller to Buyer pursuant to this Agreement;

                 (b) the breach of any covenant or agreement of Seller contained in this Agreement;

                 (c)  any liability of Seller;

                 (d) the conduct of the business of Seller prior to the date hereof;

                 (e) any claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made





                                      -21-
                                                        Asset Purchase Agreement
by Seller, or which is imposed or asserted to be imposed by operation of law in connection with any prior sales of goods or services by Seller;

                 (f) any claim for implied warranty arising out of the sale of any Purchased Assets by Buyer; and

                 (g) any Legal Action by a shareholder of Seller (either brought derivatively, on behalf of Seller or on behalf of said shareholder) for relief based upon the entry by Seller into this Agreement or the WNIM Agreement or otherwise affecting the Purchased Assets or the transactions contemplated by this Agreement.

         8.2     LIMITATIONS ON LIABILITIES.  Except as set forth in this
Article VIII, Buyer shall not be entitled to any monetary recovery or remedy under any law or principle of law with respect to any breach of any representation or warranty of Seller contained in this Agreement, the Disclosure Schedule, and exhibit or schedule attached to this Agreement. Notwithstanding the provisions of Section 8.1, Buyer shall not be entitled to be indemnified thereunder:

                          (i)  until such time as the sum of the amounts to
which Buyer is entitled under Section 8.1 hereof and under Article V of the WNIM Agreement exceeds $25,000;

                          (ii)  with respect to each provision of this
Agreement other than the first sentence of Section 3.13(b), in an amount in excess of the difference between (1) $2,000,000 and (2) the aggregate amount paid by Seller pursuant to Article V of the WNIM Agreement; and

                          (iii)  with respect to the first sentence of Section
3.13(b), in an amount in excess of the difference between (1) $150,000 and (2) the aggregate amount paid by Seller pursuant to Article V of the WNIM Agreement with respect to the breach by Seller of the representations set forth in the first sentence of Section 2.10(b) of the WNIM Agreement.

Notwithstanding any other provision of this Agreement or the WNIM Agreement to the contrary, the total indemnification to which Buyer shall be entitled pursuant to Section 8.1 of this Agreement and Section 5.1 of the WNIM Agreement combined shall not exceed $2,000,000.

         8.3 THIRD PARTY CLAIMS. The obligations and liabilities of Seller to a party seeking indemnification (an "Indemnified Party") under this Article VIII with respect to claims resulting from the assertion of liability by third parties shall be subject to the following conditions:





                                      -22-
                                                        Asset Purchase Agreement

                 (a) The Indemnified Party shall give prompt written notice to Seller of the nature of the assertion of liability by a third party and the amount thereof to the extent known; provided, however, that the failure of the Indemnified Party to give notice as provided herein shall not relieve Seller of such party's obligations under this Article VIII.

                 (b) Except as provided in Section 8.3(c), if any action, suit or proceeding (a "Legal Action") is brought by a third party against an Indemnified Party, and if Seller has acknowledged in writing its obligation to indemnify the Indemnified Party hereunder and given notice, within 30 days after receipt of a notice given pursuant to Section 8.3(a) of its intention to assume such defense, Seller shall be entitled to defend such Legal Action by counsel reasonably acceptable to the Indemnified Party, and such defense shall include all appeals or reviews which counsel for Seller shall deem appropriate. Until Seller shall have assumed the defense of any such Legal Action, all legal or other expenses reasonably incurred by the Indemnified Party shall be borne by Seller. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgement of the Indemnified Party for the same counsel to represent both the Indemnified Party and Seller, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of Seller.

                 (c) In addition to the Indemnified Party's right to assume the defense of a Legal Action under Section 8.3(b), where Seller is obligated to assume the defense of a Legal Action and has not breached such obligation, the Indemnified Party may nonetheless at any time elect, by written notice, to assume the defense of such Legal Action by counsel reasonably acceptable to Seller. In such event, the Indemnified Party shall bear all expenses thereafter incurred by it in defending such Legal Action but Seller shall bear the cost of any damage, loss, liability, judgment, fine, penalty, assessment or settlement arising out of such Legal Action.

                 (d) In any Legal Action initiated by a third party and defended by Seller (i) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) Seller shall keep the Indemnified Party fully informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (iii) the Indemnified Party shall make available to Seller, and its attorneys and accountants, all books and records of the Indemnified Party relating to such Legal Action, (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action, and (v) Seller shall not make any settlement of any claim without the written consent of the





                                      -23-
                                                        Asset Purchase Agreement

Indemnified Party. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

                 (e) In any Legal Action initiated by a third party and defended by the Indemnified Party pursuant to Section 8.3(b) or (c), (i) Seller shall have the right to be represented by advisory counsel and accountants, at its own expense, (ii) the Indemnified Party shall keep Seller fully informed as to the status of such Legal Action at all stages thereof, whether or not Seller is represented by its own counsel, (iii) Seller shall make available to the Indemnified Party, and its attorneys and accountants, all books and records of Seller relating to such Legal Action, (iv) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action, and (v) the Indemnified Party shall not make any settlement of any claim without the written consent of Seller, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Seller or its assets, employees or business.

         8.4 SURVIVAL; INVESTIGATIONS. The representations, warranties, covenants and agreements of Seller contained in this Agreement, the Disclosure Schedule, any exhibit or schedule attached to this Agreement, or any certificate delivered by or on behalf of Seller to Buyer pursuant to this Agreement shall survive the Closing (i) with respect to Section 3.7, the first sentence of Section 3.9(a), the first sentence of Section 3.12, the first sentence of Section 3.13(d) and any Legal Action by a shareholder of Seller (either brought derivatively, on behalf of Seller or on behalf of said shareholder) for relief based upon the entry by Seller into this Agreement or the WNIM Agreement or otherwise affecting the Purchased Assets or the transactions contemplated by this Agreement, until the second anniversary of the Closing, and (ii) with respect to all other representations, warranties, covenants and agreements, until a date that is six months after the Closing (each such date referred to in clauses (i) and (ii), a "Survival Date"), at which time they shall lapse; provided, however, that Buyer shall be entitled to indemnification with respect to a claim only if a Legal Action with respect to such claim is commenced on or before the applicable Survival Date; and, provided, further, that the following covenants shall survive as follows:
Sections 5.4 through 5.6, inclusive, Section 5.8, Section 5.11, Section 5.16,
Section 5.18 and Section 5.19 perpetual; Sections 5.12 and Section 5.13, for
the periods set forth therein; and Sections 5.15, one year.   Except as
provided in the "however" clause of the previous sentence, the representations and warranties of Buyer shall terminate at the Closing. No investigation by any





                                      -24-
                                                        Asset Purchase Agreement
of the parties, heretofore or hereafter made, shall affect the survival of any representation and warranty contained herein.


                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                 (a)  by mutual consent of Seller and Buyer;

                 (b) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would be incapable of being satisfied by Closing; provided that, in any case, an intentional breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(b);

                 (c) by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would be incapable of being satisfied by Closing; provided that, in any case, an intentional breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 9.1(c);

                 (d) by either Buyer or Seller, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making, or any such Governmental Entity shall have commenced, or threatened to commence, any proceeding which, if adversely determined, would have the effect of making, the transactions contemplated by this Agreement illegal or otherwise materially restricting or prohibiting consummation of the transactions contemplated by this Agreement;

                 (e) by Buyer if any change in the business or operations of Seller has occurred since March 31, 1994, other than any change relating to or arising from the cessation of Seller's operations in May, 1994, which has or can reasonably be expected to have a material adverse effect upon the Purchased Assets;

                 (f) by Buyer, if (i) the shareholders of Seller do not approve this Agreement and the transactions contemplated by this Agreement on or before August 16, 1994; provided, however, that if





                                      -25-
                                                        Asset Purchase Agreement

(A) Seller filed its preliminary proxy materials with respect to the transactions contemplated hereby on or before July 9, 1994 and (B) such transactions shall not have been consummated solely as a result of Seller's inability, notwithstanding the use of its best efforts, to receive or respond to comments of the Securities and Exchange Commission with respect to Seller's preliminary proxy statement, then by Buyer if the shareholders of Seller do not approve this Agreement and the transactions contemplated by this Agreement on or before September 13, 1994, or (ii) the consummation of the transactions contemplated hereby would create on behalf of any Person rights with respect to the Purchased Assets or any assets or securities of Buyer or Microdyne Corporation under Seller's shareholder rights plan;

                 (g) by Buyer, if (i) the Board of Directors of Seller shall have recommended to the stockholders of Seller any Competing Transaction or resolved to do so or (ii) Seller shall have entered into any agreement with respect to, or consummated, any Competing Transaction;

                 (h) notwithstanding any provision of this Agreement, by Seller or Buyer if the Closing has not occurred on or before September 14, 1994; or

                 (i) by Buyer, if Seller fails to timely comply with its obligations under Section 5.17.

                 The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

         9.2 EFFECT OF TERMINATION. Except as provided in Section 9.5, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Buyer, Seller or any of their respective officers, directors or stockholders to the other parties hereto and all rights and obligations of any party hereto shall cease.

         9.3 AMENDMENT. This Agreement and the exhibits and schedules hereto may be amended at any time prior to Closing provided that any such amendment is approved in writing by each of the parties hereto. All representations and warranties which are true and correct as modified and approved shall be deemed true and correct for the purposes of Sections 6.2(a) and 6.3(a).

         9.4 EXTENSION; WAIVER. At any time prior to the Closing either party to this Agreement may (a) extend the time for the





                                      -26-
                                                        Asset Purchase Agreement
performance of any of the obligations of the other party hereto, (b) waive a breach of a representation or warranty of the other party hereto or (c) waive compliance of the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party giving the extension or waiver.

         9.5     FEES, EXPENSES AND OTHER PAYMENTS.

                 (a) In the event that the transactions contemplated by this Agreement are not consummated, except as provided in Sections 9.5(c) and 9.5(d), all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

                 (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated herein.

                 (c) (i) Seller agrees that if this Agreement shall be terminated pursuant to Section 9.1(b), Seller shall pay to Buyer an amount equal to all of Buyer's Expenses (not to exceed $75,000); and

                          (ii)  Buyer agrees that if this Agreement shall be
terminated pursuant to Section 9.1(c), Buyer shall pay to Seller an amount equal to all of the Seller's Expenses (not to exceed $75,000).

                 (d) Seller agrees that if this Agreement shall be terminated pursuant to:

                          (i)   Section 9.1(b) and, within 270 days after the
date of termination of this Agreement, Seller shall have entered into an agreement providing for a Competing Transaction (other than an initial public offering of securities of Seller or the granting of a Lien in a commercial lending transaction);

                          (ii)  Section 9.1(f); or

                          (iii)  Section 9.1(g);

then, in consideration of the substantial time and effort devoted by Buyer to the transactions contemplated by this Agreement including, without limitation, significant engineering and product development costs incurred by Microdyne in anticipation of the





                                      -27-
                                                        Asset Purchase Agreement
consummation of this acquisition, Seller shall pay to Buyer the sum of $400,000 less the amount of Buyer's Expenses which has been reimbursed pursuant to
Section 9.5(c)(i).

                 (e) Any payment required to be made pursuant to Section 9.5(c) shall be made as promptly as practicable but not later than five Business Days after the termination of this Agreement and any payment required to be made pursuant to Section 9.5(d) shall be made as promptly as practicable but not later than five Business Days after any action described in Section 9.1(b), 9.1(f) or 9.1(g).


                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1 INVESTIGATION OF BUSINESS AND PROPERTIES. From and after the date hereof until the Closing, Seller will afford Buyer and its attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to its officers, employees, properties, contracts, books, records and customers. Seller will furnish Buyer with such financial, operating and additional data as Buyer may reasonably request concerning the operations, properties and personnel of Seller.

         10.2    NOTICES.   All notices and other communications required or
permitted to be given by this Agreement shall be in writing and shall be deemed duly given (a) one Business Day after delivery, if delivered personally, (b) seven Business Days after posting, if mailed by registered or certified first class air mail (return receipt requested) or (c) one Business Day after dispatch, if sent by telex or telefax (with an answer back from the receiving party and a confirmatory mailing as provided in (b) by the sender) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

                 (i)      If to Buyer:

                                  Microdyne Peyton Street Corporation
                                  207 South Peyton Street
                                  Alexandria, Virginia 22314
                                  Facsimile: (703) 739-0558
                                  Attention:  Philip T. Cunningham
                                              President





                                      -28-
                                                        Asset Purchase Agreement

                 (ii)     If to Seller:

                                  Gateway Communications, Inc.
                                  2941 Alton Avenue
                                  Irvine, California  92714
                                  Facsimile:  (714) 553-1616
                                  Attention:  Patrick F. Cadigan, Ph.D.
                                              Chairman of the Board,
                                              Chief Executive Officer
                                              and President

                          with a copy to:

                                  Steel Partners II, L.P.
                                  750 Lexington Avenue
                                  New York, N.Y.  10022
                                  Attention:  Mr. Warren G. Lichtenstein

          Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

         10.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires as used herein, words in the singular shall include words in the plural and vice versa, words in one gender shall include words in the other gender. Time is of the essence of this Agreement.

         10.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         10.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and the provisions of Article VIII shall inure to the benefit of the indemnified parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

         10.6 ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules hereto and the Disclosure Schedule) constitutes the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the transactions contemplated by this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the





                                      -29-
                                                        Asset Purchase Agreement
transactions contemplated by this Agreement other than those expressly set forth therein.

         10.7 GOVERNING LAW. This Agreement and the relationship between the parties shall be governed in all respects by the laws of the Commonwealth of Virginia without regard to its laws or regulations relating to conflicts of laws.

         10.8 BENEFITS. Except as provided in Article VIII, this Agreement is not intended to and shall not confer upon any other Person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

         10.9 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

         10.10 RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be deemed to constitute a partnership, joint venture or other form of entity.

         10.11 KNOWLEDGE. Whenever a representation or warranty is made herein to Seller's knowledge, it means all facts and conditions referred to in such representation or warranty which are known by the following individuals:
Patrick F. Cadigan, Al M. Cosentino, Warren G. Lichtenstein, Ronald W. Hayes, Jack Howard and each other present director, officer or employee of Seller.

                                 [END OF TEXT]





                                      -30-
                                                        Asset Purchase Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.





                          GATEWAY COMMUNICATIONS, INC.



                          By:/S/ Patrick F. Cadigan
                             ---------------------------------
                             Patrick F. Cadigan, Ph.D.
                             Chairman of the Board,
                             Chief Executive Officer
                             and President




                          MICRODYNE PEYTON STREET CORPORATION



                          By: /S/ Phillip T. Cunningham
                              ---------------------------------
                              Philip T. Cunningham
                              President



AGREED (as to Section 5.17(a)(i) only)
  and
WAIVED (as to Section 5.17(a)(ii) only)


STEEL PARTNERS II, L.P.

By: Steel Partners Associates, L.P.,
         General Partner

By: Steel Partners, Ltd.,
         General Partner



By: /S/ Warren G. Lichenstein
    --------------------------------
    Warren G. Lichtenstein
    Chief Executive Officer